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                                                                   Exhibit 10.11


             AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This Amendment to the Amended and Restated Employment Agreement (this "Agreement") is made as of February 22, 1999, by and among CAIS Internet, Inc., a Delaware corporation, (the "Company"), and William M. Caldwell, IV (the "Employee").

                                   RECITALS:
                                   --------

    1. The Company is party to a certain amended and restated employment agreement (the "Employment Agreement"), dated as of September 8, 1997 between CAIS, Inc., a Virginia corporation, and Employee.

    2. The Company and the Employee are parties to certain stock option agreements (the "Stock Option Agreements"), dated as of October 2, 1998.

    3. The Company, the Employee and CAIS, Inc. are parties to a certain assignment and assumption agreement and release (the "Assignment"), dated as of October 2, 1998, pursuant to which CAIS, Inc. assigned all of its rights and obligations under the Employment Agreement to the Company.

    4. In February 1999, the Company transferred all of its limited partnership interests in Cleartel Communications Limited Partnership ("Cleartel LP") to Cleartel Communications, Inc. ("Cleartel") and Cleartel LP was dissolved. The Company then completed the spin-off of Cleartel by means of a distribution of all of its shares in Cleartel to the Company's stockholders pro rata based on their percentage ownership of the outstanding shares of the Company (the "Spin-offf").


    5. Pursuant to the Spin-off, options granted by the Company to persons prior to the Spin-off, represent rights to purchase shares in both the Company and Cleartel (the "Options").

    6. Pursuant to the Employment Agreement, the Stock Option Agreements and the Assignment, the Employee was granted Options.

    7. The Company and the Employee desire to modify and clarify certain terms of the Employment Agreement, the Stock Option Agreements and the Assignment, including (i) the Employee's title, and (ii) the accelerated vesting provisions of the Options.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

    1. Amendment to Duties of Employment in Section 1(A). The Employment Agreement is hereby amended by deleting Section 1(A) in its entirety and substituting in lieu thereof the following new section:


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        "(A)  The Employer does hereby employ the Employee in the capacity of
              President, to supervise and control all of the business and affairs of the Employer and perform all duties incident to the office of President and such other duties as the Employer may from time to time designate."

    2. Amendment to Section 2 of the Employment Agreement. The Employment Agreement is hereby amended by deleting Section 2 in its entirety and substituting in lieu thereof the following new section:

        "2.  Compensation of Employee.
             -------------------------

             As the sole compensation for the all of the Employee's services
        rendered     hereunder to the Employer, the Employer hereby agrees to
        pay the Employee compensation and reimbursements as set forth in Exhibits "A" and "B," attached hereto and made a part hereof."

    3. Amendment to Section 3 of Exhibit A to the Employment Agreement. The Employment Agreement is hereby amended by deleting Section 3 of Exhibit A in its entirety.

    4.  Amendment to Vesting and Forfeiture of Equity Interest in Section 1(
        B)(2) of Exhibit B to the Employment Agreement. The Employment Agreement is hereby amended by deleting Section 1( B)(2) of Exhibit B in its entirety and substituting in lieu thereof the following new section:

              "(2)  Accelerated Vesting.

              a. In the event and to the extent the Employee, prior to the end of Employment Year 3, achieves or exceeds Employer's goal of raising debt and/or equity of $150 million, and provided that the fees and expenses directly attributable to raising such funds are (i) less than or equal to 8% of the funds so raised or (ii) less than or equal to 10% of the funds so raised in the case of funds raised through an initial public offering of Employer's stock, then the first one-half (1/2) of the Option Shares shall become fully vested upon receipt of such funds by the Employer, and the remaining one-half ( 1/2) of the Option Shares shall become fully vested at the end of Employment Year
        4 provided that the Employee then remains employed by the Employer.

              If, prior to the vesting dates set forth in subparagraph 1(B)(1),
        a merger or     a sale of substantially all of the Company' s assets
        occurs that results in the removal of current management or a change of ownership control of the Company from current ownership control, then the vesting of the Option Shares will accelerate and become effective as of one day prior to the effective day of such merger or sale; provided, however, that in the event that an Initial Public Offering of the stock of the Company occurs prior to the end of Employment Year 2, and provided that

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        Employee then remains employed by the Employer, then seventy-five percent (75%) of the Option Shares shall vest on the date immediately prior to the earliest to occur of: (i) the effective date of a Registration Statement; or (ii) the pricing of the Initial Public Offering; or (iii) the execution and delivery of an underwriting agreement related to an Initial Public Offering, and the remaining twenty-five percent (25%) of the Option Shares shall vest at the end of Employment Year 4 provided that Employee then remains employed by the Employer, and otherwise such interest shall be forfeited and revert back to the Employer.

              Employer and Employee agree that in the event that the Company's Operator Services business is spun off into a separate entity, Employee's pro-rata equity interest in such spun off entity shall be reduced in conjunction with the formation of such entity on the same basis and in the same proportions as are the equity interests of all other shareholders of the Company. Employer and Employee agree that the formation of such spun off entity, even if undertaken in conjunction with unrelated entities, shall not trigger the accelerated vesting provisions of subparagraph 1(B)(2)(a). Any event as described in subparagraph 1(B)(2)(a) occurring subsequent to the formation of the spun off entity and affecting only such spun off entity shall trigger the accelerated vesting provisions of subparagraph 1(B)(2)(a) only with respect to Employee's interest in the spun off entity, and shall not trigger the accelerated vesting provisions of subparagraph1(B)(2)(b) with respect to Employee's interests in the Company."

    5. Addition of Section 6 Regarding Expiration of Equity Interest in Exhibit B to the Employment Agreement. The Employment Agreement is hereby amended by adding a new section to Exhibit B which shall read as follows:

        "6.  Expiration.
             -----------

             The Option Shares shall terminate ten years from the date of issuance."


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                   [Signatures appear on the following page]



                              THE COMPANY:
                              CAIS INTERNET, INC.


                              By:  /s/ Ulysses G. Auger, II
                                 --------------------------------
                              Ulysses G. Auger, II
                              Chief Executive Officer


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                              EMPLOYEE:


                              /s/ William M. Caldwell, IV
                              -----------------------------------
                              William M. Caldwell, IV



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